EXHIBIT 10.11

AMENDMENT #2 TO LEASE AGREEMENT WITH JOHN WILEY & SONS, INC.

AMENDMENT #2
TO LEASE DATED NOVEMBER 4, 1998,
BY AND BETWEEN CROSSPOINT SEVEN, LLC,
AS LANDLORD, AND HUNGRY MINDS, INC.
(FORMERLY KNOWN AS IDG BOOKS WORLDWIDE, INC.), AS TENANT

THlS AMENDMENT TO LEASE, entered into and made as of the 7th day of February, 2001, by and between Crosspoint Seven, LLC, an Indiana limited liability company, as Landlord, and Hungry Minds, Inc. (formerly known as IDG Books Worldwide, Inc.), a Delaware corporation, as Tenant.

WITNESSETH:

WHEREAS, Landlord and Tenant have heretofore entered into a certain lease, dated November 4, 1998, and that certain Amendment #1 to Lease dated November 15, 1999 (collectively, the “Lease”), of certain space at 10475 Crosspoint Boulevard, Indianapolis, Indiana (the “Premises”), upon terms and conditions described in said Lease; and

WHEREAS, Landlord and Tenant desire to amend said Lease as described below;

WHEREAS, Landlord and Tenant desire to revise the Commencement Date for the Expansion 2 Space from November 1, 2002, to January 1, 2004, as described below;

NOW THEREFORE, in consideration of the rents reserved and of the covenants and agreements herein set forth, it is agreed that the Lease be hereby amended from and after the date hereof as follows:

Effective January 1, 2001, Section 2, Expansion 2 Space, of Amendment #1 to Lease is deleted in its entirety and the following is substituted in its place:

1.	Expansion 2 Space. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord additional office space in the Building (“Expansion 2 Space”) as follows:

Commencement Date for Expansion 2 Space shall be January 1, 2001.

Leased Premises Rentable Area shall be increased by approximately 17,690 square feet, for a total Leased Premises of approximately 123,674 square feet.

Building Percentage is increased from 75.14% to 87.68%.

Floor area is shown in the attached Exhibit B-2 (Second Floor Plan) .

Basic Annual Rent and Monthly Rental Installments shall be increased as follows:

Months	Expansion 2 Space Basic Annual Rent	Expansion 2 Space Monthly Basic Annual Rent	Total Leased Premises Basic Annual Rent	Total Leased Premises Monthly Basic Annual Rent
15-20 (January 1, 2001 to June 30, 2001):	$159,216	$13,268	$1,575,564	$131,297
21-24 (July 1, 2001 to October 31, 2001):	$300,732	$25,061	51,717,080	$143,090
25-60 (November 1, 2001 to October 31, 2004):	$300,732	$25,061	$1,940,892	$161,741
61-120 (November 1, 2004 to October 31, 2009):	$318,420	$26,535	$2,094,264	$174,522

The interior finish allowance (including any architectural fees) for the Expansion 2 Space is Four Dollars ($4.00)’ per usable square foot (or $4.00pusf x 15,795usf = $63,180). Tenant shall be responsible for any costs over and above Four Dollars ($4.00) per useable square foot and shall reimburse Landlord promptly for any excess upon receipt of invoice(s) from Landlord.

2.	Section 17.05 of the Lease, Expansion Options, is hereby null and void due to the provisions herein.

3.
Expansion 3 Space.    Tenant shall lease the remainder of the second floor of the Building (hereinafter “Expansion 3 Space”, understood to be approximately 17,373 rentable square feet), commencing the later of (i) October 1, 2005, or (ii) within 60 days after Landlord obtains possession of the Expansion 3 Space, which is currently leased to another tenant (hereinafter “Expansion 3 Space Commencement Date”).

Basic Annual Rent on a per rentable square foot basis for Expansion 3 Space shall be calculated by taking the Basic Annual Rent during the first year of the Leased Tern ($15.15 per square foot) minus Landlord’s share of Operating Costs for the twelve (12) month period after the Commencement Date, multiplied by 1.03 per year (compounded annually) to the Expansion 3 Space Commencement Date and then adding Landlord’s share of Operating Costs for the twelve (12) month period after the Commencement Date.

The interior finish allowance (including any architectural fees) for Expansion 3 Space shall be $4.00 per usable square foot.

Except as is hereinabove set forth, all terms, provisions and covenants of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

TENANT: HUNGRY MINDS, INC.		LANDLORD: CROSSPOINT SEVEN, LLC

By:	/s/ JOHN P. BALL
Printed:	John P. Ball
Title:	Executive Vice President